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CUSIP No. 716723 10 1             SCHEDULE 13D               Page 26 of 26 Pages
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                                                                       EXHIBIT 1

                                POWER OF ATTORNEY

        NationsBank Corporation, a corporation duly organized under the laws of the State of North Carolina, does hereby make, constitute and appoint V. Raymond Stranghoener and Bruce L. Talen and each of them, acting severally, each of whose address is c/o Boatmen's Trust Company, 100 North Broadway, St. Louis, Missouri, 63102, as its true and lawful attorneys-in-fact, for it in its name, place and stead to:

               (i) execute on its behalf and cause to be filed or delivered, as required under Section 13(d) of the Securities Exchange Act of 1934 (the "Act"), any number, as appropriate, of original, copies, or electronic filings of the Securities and Exchange Commission Schedule 13D or
        Schedule 13G Beneficial Ownership Reports (together with any amendments and joint filing agreements under Rule 13d-1(f)(1) of the Act, as may be required) to be filed or delivered with respect to any equity security (as defined in Rule 13d-1(d) under the Act) issued by Petrolite Corporation, a Delaware corporation, beneficially owned by NationsBank Corporation and which must be reported by NationsBank Corporation pursuant to Section 13(d) of the Act,

               (ii) to execute on its behalf and cause to be filed or delivered, any number, as appropriate, of original copies or electronic filings of any forms (including, Securities and Exchange Commission Forms 3, 4, and
        5) required to be filed pursuant to Section 16(a) of the Act with respect to Petrolite Corporation securities, and

               (iii) take such other actions and perform such other things necessary to effect the foregoing.

        This Power of Attorney shall remain in effect until revoked, in writing, by NationsBank Corporation.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 16th day of January, 1997.

                                        NationsBank Corporation

                                        By: /s/ D. W. Fisher
                                            ------------------------------------
                                            Title: President, NationsBank Trust